                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

                              GLYCOGENESYS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_] Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                              GLYCOGENESYS, INC.
                             Park Square Building
                        31 St. James Avenue, 8th Floor
                               Boston, MA 02116
                                (617) 422-0674

                               -----------------

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

                          To Be Held on June 13, 2002

                               -----------------

   Notice is hereby given that the annual meeting of stockholders of GlycoGenesys, Inc. (the "Company") will be held at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, on Thursday, June 13, 2002 at 10:00 a.m. Eastern daylight time.

   The annual meeting will be held for the following purposes:

      1. Election of Directors. To elect two directors to the Board of Directors, each to serve for a term of three years or until his successor is elected and qualified.

      2. Increase Number of Authorized Shares. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.

      3. Ratification of Auditors. Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2002.

      4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

   We urge you to read the enclosed proxy statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

   A copy of our annual report for the fiscal year ended December 31, 2001 is enclosed. The annual report is not a part of the proxy soliciting material enclosed with this letter. The annual report includes unaudited financial statements for the year ended December 31, 2001 in lieu of audited financial statements for such period because the Company elected not to have Arthur Andersen LLP issue a manually signed audit report in respect of the Company's financial statements for the year ended December 31, 2001 in reliance on Securities and Exchange Commission Release No. 34-45589. We intend to file audited financial statements for the year ended December 31, 2001 by filing an amendment to the annual report by May 31, 2002.

                                                   By Order of the Board of
                                                   Directors

                                                   -----------------------------
                                                   Bradley J. Carver
                                                   Chief Executive Officer and
                                                   President

Boston, Massachusetts
May 6, 2002

   IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              GLYCOGENESYS, INC.
                             Park Square Building
                       31 St. James Avenue, 8/th/ Floor
                               Boston, MA 02116
                                (617) 422-0674

                               -----------------

                                PROXY STATEMENT

                               -----------------

                                      FOR

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD

                                 June 13, 2002

   This proxy statement is being furnished to the holders of record of common stock, $.01 par value per share (the "Common Stock"), of GlycoGenesys, Inc. (the "Company," formerly known as SafeScience, Inc.), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the 2002 annual meeting of stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern daylight time, on Thursday, June 13, 2002, at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, and at any adjournment of such meeting. This proxy statement is expected to be mailed to stockholders on or about May 21, 2002.

   The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained herein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

   Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8/th/ Floor, Boston, MA 02116,
Attention: Secretary) written notice thereof, (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The Board of Directors has fixed the close of business on April 15, 2002 as the record date for the determination of stockholders entitled to notice of the Annual Meeting ("Voting Record Date"). Only stockholders of record at the close of business on the Voting Record Date will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 37,064,044 shares of the Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters properly presented at the Annual Meeting.

   The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term "broker non-vote" refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. In the event a broker votes on a routine matter, such vote will count as both present and voted for the purposes of determining whether a proposal has been approved. The election of directors, the ratification of auditors and increase in the number of authorized shares of Common Stock are routine matters upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting the shares.

   The directors will be elected upon receipt of a plurality of all votes cast by holders of Common Stock at the Annual Meeting. Approval of the increase in the number of authorized shares of Common Stock requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or proxy. Ratification of selection of Deloitte & Touche LLP as independent public accountants requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth, to the Company's knowledge, as of April 15, 2002 (unless otherwise noted), the beneficial ownership of the Company's Common Stock by (i) persons who beneficially own more than 5% of the Company's Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

                                                             Number of
                                                            Beneficially Percent of
Name and Address of Beneficial Owner                        Owned Shares  Class(1)
------------------------------------                        ------------ ----------
Britannia Holdings Limited(2)..............................  4,252,427      11.2%
Elan International Services, Ltd.(3).......................  4,276,089      11.2%
David Platt(4).............................................  3,059,550       8.2%
Mitchell P. Kopin(5).......................................  2,777,369       7.2%
Bradley J. Carver(6).......................................  2,751,059       7.4%
Brian G.R. Hughes(7).......................................  1,468,146       3.9%
David W. Dube(8)...........................................     60,000         *
Theodore J. Host(9)........................................     87,899         *
John W. Burns(10)..........................................    149,405         *
Directors and Executive Officers as a group (5 persons)(11)  4,516,509      11.9%

--------
*   Represents less than one percent of the outstanding shares of common stock.
(1) The information presented with respect to stock ownership and related percentage information is based on Common Stock as a percentage of the aggregate number of shares of Common Stock outstanding. The number of shares of Common Stock outstanding, 37,064,044, does not include shares issuable upon the conversion of outstanding preferred stock, exercise of outstanding warrants or stock options or shares reserved for issuance pursuant to the 1998 Stock Option Plan and 2000 Stock Incentive Plan. In determining the percent of class owned by each stockholder, the numerator includes the number of shares of outstanding Common Stock held by such stockholder plus all shares of Common Stock which such stockholder has the right to acquire within 60 days of April 15, 2002, the date on which beneficial ownership is being determined. The denominator includes the total number of shares of Common Stock outstanding held by all stockholders plus all shares of Common Stock which such stockholder has the right to acquire within 60 days of April 15, 2002.
(2) According to information contained in a Schedule 13G/A filing with the Securities and Exchange Commission on February 1, 2001, Britannia Holdings Limited has sole voting and sole dispositive power with respect to 3,277,076 shares of Common Stock and 975,351 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 15, 2002. The address of Britannia Holdings Ltd. is Suites 3 & 4, Pollet House, Le Pollet, St. Peter Port, Guernsey Channel Islands, GY14LA.
(3) Includes 978,884 shares issuable upon the exercise of warrants within 60 days of April 15, 2002. The business address of Elan International Services, Ltd. is 102 St. James Court, Flatts, Smith Parish, Bermuda FL 04.
(4) Includes 100,000 shares issuable upon exercise of options within 60 days of April 15, 2002. The home address of Dr. Platt is 12 Appleton Circle, Newton, MA 02459.
(5) According to information contained in a Schedule 13G filing with the Securities and Exchange Commission on January 29, 2002, Mr. Kopin has voting and dispositive power with respect to a total of 1,502,427 shares of Common Stock and 1,274,942 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 15, 2002 held by Cranshire Capital, L.P. and EURAM Cap Strat. "A" Fund Limited. The address of Mr. Kopin is 666 Dundee Road, Suite 1901, Northbrook, IL 60062.
(6) Includes 142,373 shares issuable upon exercise of options within 60 days of April 15, 2002. The business address of Mr. Carver is c/o GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8/th Floor, Boston, MA 02116. /
(7) Includes 522,261 shares issuable upon exercise of warrants and options within 60 days of April 15, 2002.
(8) Includes 60,000 shares issuable upon exercise of options within 60 days of April 15, 2002.

(9) Includes 69,783 shares issuable upon exercise of warrants and options within 60 days of April 15, 2002.
(10) Includes 95,879 shares issuable upon exercise of warrants and options within 60 days of April 15, 2002.
(11) Includes 890,296 shares issuable upon exercise of warrants and options within 60 days of April 15, 2002.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The Board of Directors currently consists of four members divided into three classes. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of the nominees named below to serve as directors of the Company, each for a three-year term, or until his successor has been duly elected and qualified. The two nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of such proxy. If the two nominees below are elected as directors at the Annual Meeting, the number of members of the Board of Directors will be increased to five.

   Information regarding the nominees is provided below and under "Directors and Executive Officers."

DIRECTOR NOMINEES

                          CLASS I--TERM EXPIRES 2005

                      Nominee     Age Position Director Since
                      -------     --- -------- --------------
                   Mr. Host(1)(2) 56  Director December 1998
                   Mr. Burns..... 56  Director Nominee

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

REQUIRED VOTE

   The directors will be elected upon receipt of a plurality of all votes cast by holders of Common Stock at the annual stockholders meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
                                 NAMED HEREIN.

DIRECTORS AND EXECUTIVE OFFICERS

   The Board of Directors presently is comprised of four directors. Following the Annual Meeting, if the two nominees are elected as directors, the Board of Directors will have five members. All directors elected at the Annual Meeting will serve until 2005 or until their respective successors are duly elected and qualified. Set forth below is certain information with respect to each of the nominees for the office of director, each of the directors of the Company not seeking election at the Annual Meeting and each other executive officer of the Company.

Nominees for Class I Directors

   Theodore J. Host, 56, has been a director of the Company since December 1998. Since October 2001, Mr. Host has been the CEO and Director, and from November 1999 until October 2001 was President, CEO and a Director of Prestige Brands International, a consumer products company. From October 1992 through April 1995, Mr. Host was the President and Chief Operating Officer, and from April 1995 through February 1996, Chief Executive Officer, of The Scotts Company, a lawn care company. In addition, Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start up company from March 1996 to November 1999. Mr. Host holds a Bachelor of Arts degree in business and a Master of Arts degree in business from New York University.

   John W. Burns, 56, has been the Company's Chief Financial Officer since January 2000, the Company's Secretary since May 2000 and Senior Vice President since March 2001. Prior thereto, Mr. Burns was the CFO/Senior Vice President, Finance & Business Operations for South Shore Hospital, a regional healthcare services provider based in South Weymouth, MA, from February 1993 to February 1999. From January 1989 to December 1992, Mr. Burns was the Vice President/Treasurer and a subsidiary CFO/Vice President, Finance for Eastern Enterprises, a NYSE company engaged in energy and marine transportation. Mr. Burns has also held corporate finance and treasury positions with Allied-Signal, Citicorp Investment Bank, and International Paper. Mr. Burns holds a Master of Business Administration in Finance from New York University and a Doctor of Philosophy degree in Mathematics from Stevens Institute of Technology.

Class II and III Directors

   Bradley J. Carver, 40, the Chief Executive Officer since June 2000, has been President and Treasurer and a member of the Board of Directors since March 1995 and has been the President, Chief Financial Officer, Treasurer and a member of the Board of Directors of IGG since February 1993. Mr. Carver is a Class III director whose term expires in 2004. Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of SafeScience Products, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. Mr. Carver received a Bachelor of Arts degree in management from Michigan State University in 1983.

   David W. Dube, 46, has been a director of the Company since May 1998. Mr. Dube is a Class III director whose term expires in 2004. Mr. Dube is President of Peak Capital Corporation, a corporate finance and management advisory firm. Mr. Dube was Senior Vice President and Chief Financial Officer of FAB Capital Corporation, a merchant banking and securities investment firm, and served in various additional capacities from September 1997 through October 1999. Mr. Dube was the President and Chief Executive Officer of Optimax Industries, Inc., a publicly-traded company with interests in the horticultural, decorative giftware and truck part accessories industries from July 1996 to September 1997. From February 1991 to June 1996, Mr. Dube had been the principal of Dube & Company, a financial consulting firm. Mr. Dube serves on the boards of directors of publicly-traded CareerEngine Network, Inc. and New World Wine Group, Ltd. Mr. Dube is a Certified Public Accountant in the state of New Hampshire, and holds general and principal securities licenses.

   Brian G.R. Hughes, 47, has been a director of the Company since December 1998 and Chairman of the Board of Directors since June 2000. Mr. Hughes is a Class II director whose term expires in 2003. Mr. Hughes is past President of the Association of Alumni and Alumnae of the Massachusetts Institute of Technology (MIT). Since July 1978, Mr. Hughes has held a variety of positions with the MIT Corporation, the board which governs MIT. From February 1989 through April 1995 Mr. Hughes was Vice Chairman and then CEO of American Rocket Company, which worked to develop and commercialize safe, clean, low cost hybrid rocket propulsion. Mr. Hughes also co-founded PTAT System, Inc., which built the first privately-funded transatlantic fiber optic cable system which was sold to Sprint in 1989. Mr. Hughes holds a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology and a Master in Business Administration from the Harvard Business School.

Executive Officer

   In addition to Mr. Carver and Mr. Burns who are each listed as a director or nominee for director of the Company, the Company has the following executive officer:

   Christopher P. Szustkiewicz, Ph. D., 57, joined the Company in April 2002 as Senior Vice President, Operations and Development. Dr. Szustkiewicz was the Vice President, Planning & Program Management of Pharmacologics, LLC, an affiliate of MDS, Inc., an investment and drug development company focused in oncology and other therapeutic areas, from September 1999 to September 2001 and the Vice President, MDS China Operations from June 1997 to August 1999. From August 1996 until May 1997, Dr. Szustkiewicz was the Managing Director for Clinical Development Consultants, a health care consulting company based in Smithtown, NY. Prior thereto, Dr. Szustkiewicz was the Vice President & General Manager of International Pharmaceutical Outcomes in Uniondale, NY from February 1994 to July 1996. In addition, Dr. Szustkiewicz has held executive positions with NDA Clinical Trial Services, Inc. which he co-founded and Smithkline Beecham Laboratories. Dr Szustkiewicz holds a Doctor of Philosophy degree in Pharmacogenetics from West Virginia University.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid or accrued during 2001, 2000 and 1999 for services rendered during such period by the chief executive officer and chief financial officer (the "named executive officers"). No other executive officer of the Company had aggregate compensation from the Company exceeding $100,000 in 2001.

                          SUMMARY COMPENSATION TABLE

                                                                            Securities
                                                                            Underlying  All Other
                      Position                        Year  Salary   Bonus   Options   Compensation
                      --------                        ----  ------  ------- ---------- ------------
Bradley J. Carver, Chief Executive Officer, President 2001 $191,667 $35,000   69,400      1,795(2)
  and Treasurer (1).................................. 2000 $180,000      --   12,057      2,071(2)
                                                      1999 $157,500      --  100,000    3,160(3)//

John W. Burns, Senior Vice President and              2001 $178,750 $25,000  125,400      2,033(2)
  Chief Financial Officer............................ 2000 $155,359      --  103,802      1,187(2)
                                                      1999       --      --       --            --

--------
(1) Mr. Carver was appointed to the position of Chief Executive Officer in June 2000.
(2) Consists of transportation-related payments and life insurance premiums.
(3) Consists of transportation-related payments.

   Option Grant Table. The following table set forth certain information regarding options granted during the year ended December 31, 2001 to the named executive officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2001

                                 Individual Grants
                  -----------------------------------------------
                                                                  Potential Realizable
                                                                    Value at Assumed
                                                                    Annual Rates of
                  Number of     Percent of                            Stock Price
                  Securities  Total Options  Exercise               Appreciation for
                  Underlying    Granted to    or Base                Option Term(2)
                   Options     Employees in    Price   Expiration --------------------
    Name          Granted(#)  Fiscal Year(1) ($/Share)    Date      5%($)     10%($)
    ----          ----------  -------------- --------- ----------  -------    -------
Bradley J. Carver   51,000(3)      14.5%       $0.01    2/15/11   121,608    193,942
Bradley J. Carver   19,400(3)       5.5%       $1.47    9/19/11    12,879     37,399
John W. Burns....   51,000(3)      14.5%       $0.01    2/15/11   121,608    193,943
John W. Burns....   14,400(3)       4.1%       $1.47    9/19/11     9,559     27,760
John W. Burns....   60,000(4)      17.1%       $1.47    9/19/11    39,831    115,668

--------
(1) Based on options to purchase an aggregate of 350,629 shares granted to officers and employees during the fiscal year ended December 31, 2001.
(2) These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Common Stock on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the SEC and do not represent the Company's estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Common Stock. Values are net of the option exercise prices, but do not include deductions for taxes or other expenses associated with the exercise.
(3) The options were fully vested on the date of grant.
(4) The options vest quarterly in equal installments over a three-year period.

   Year-end Option Table. The following table sets forth certain information regarding options exercised during the year ended December 31, 2001 by the named executive officers.

              AGGREGATE OPTION EXERCISES AS OF DECEMBER 31, 2001
                          AND YEAR-END OPTION VALUES

                                              Number of Securities
                   Number of                 Underlying Unexercised       Value of Unexercised
                    Shares                 Options at Fiscal Year-End Options at Fiscal Year-End(1)
                  Acquired On    Value     -------------------------- -----------------------------
    Name           Exercise   Realized ($) Exercisable  Unexercisable Exercisable     Unexercisable
    ----          ----------- ------------ -----------  ------------- -----------     -------------
Bradley J. Carver   51,000      $48,960      131,457            --      258,970               --
John W. Burns....   51,000      $48,960       64,391       113,811      126,850          224,208

--------
(1) Value is based on the closing price of the Common Stock on December 31, 2001 of $1.97, the last trading day of the Company's 2001 fiscal year, less the applicable option exercise price.

Meetings and Committees of the Board of Directors

   During the fiscal year ended December 31, 2001, the Board of Directors met 16 times in addition to taking a number of actions by unanimous written consent. During fiscal year 2001, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees to which he was a member.

   The Board of Directors has an Audit Committee, consisting of Mr. Dube, Mr. Host and Mr. Hughes. The Audit Committee recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relevant to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The members of the Audit Committee are independent within the meaning of the Listing Standards of the National Association of Securities Dealers. The Audit Committee held six meetings during 2001.

   The Board of Directors also has a Compensation Committee, consisting of Mr. Dube, Mr. Host and Mr. Hughes. The Compensation Committee administers the Company's 1998 Stock Option Plan, the Company's 2000 Stock Incentive Plan and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. The Compensation Committee held five meetings during 2001.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees.

   Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined pursuant to employment agreements entered into with executive officers with reference to market norms. Bonus compensation is related to the Company's financial and non-financial performance. Bonus payments are made at the discretion of the Compensation Committee at the end of the year. The Compensation Committee awarded bonuses to Bradley Carver and John Burns of $35,000 and $25,000, respectively, for 2001.

   Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Compensation Committee places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. The Compensation Committee retained an outside executive compensation firm to provide consulting services and recommendations regarding executive compensation. Executive compensation decisions and grants of stock options made by the Compensation Committee were based in large part upon such recommendations.

   On February 15, 2001, the members of the Compensation Committee approved the grant of an option award in the amount of 51,000 shares to each of Mr. Carver and Mr. Burns. These grants were made in connection with performance during the 2000 fiscal year consistent with the remaining shares available for issuance under the 1998 Stock Option Plan and the 2000 Stock Incentive Plan. On September 17, 2001, the Compensation Committee voted to increase Mr. Carver's base salary from $180,000 to $220,000 and to increase Mr. Burns' base salary from $170,000 to $200,000. On September 19, 2001, the Compensation Committee voted the grant of an option in the amount of 19,400 and 14,400 shares to Mr. Carver and Mr. Burns, respectively, also in connection with performance during the 2000 fiscal year representing the balance of the proposed award following the approval of the increase to the number of shares available in the 2000 Stock Incentive Plan at the Annual Meeting of stockholders on June 5, 2001. In addition, on September 19, 2001, the Compensation Committee voted the grant of an option award in the amount of 60,000 shares to Mr. Burns in consideration of his special achievements and efforts in connection with the Company's financing.

   The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Mr. Carver's base salary was increased from $180,000 to $220,000 on September 17, 2001. Mr. Carver received a $35,000 bonus for 2001. In establishing Mr. Carver's compensation, the factors described above are taken into account. The Compensation Committee believes that Mr. Carver's compensation, including salary and stock options, falls within the Company's compensation philosophy and are within industry norms.

   The Company retained an independent compensation consultant to help the Company develop a formal compensation policy. Based upon a review of peer companies and the industry in which the Company operates, the independent compensation consultant provided the Company with a report on option grants to existing employees and new hires, as well as a future cash bonus plan. The objective of a formal compensation policy is to enable the Company to attract and retain qualified executives, and reward executives for performance against a blend of individual and Company goals agreed upon for each executive toward the maximization of shareholder value. The Compensation Committee has implemented this policy against which to assess executive compensation.

   The above report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                            COMPENSATION COMMITTEE

                                 David W. Dube
                               Theodore J. Host
                               Brian G.R. Hughes

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended December 31, 2001, Mr. Dube, Mr. Host and Mr. Hughes served on the Compensation Committee. During the 2001 fiscal year, all executive officer compensation decisions were made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee during the 2001 fiscal year was an officer of the Company. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation Committee. See "Certain Relationships and Related Transactions."

Director Compensation

   The Company's directors who are not employees of the Company receive cash compensation for their services equal to $2,000 per month, replacing the prior meeting-based compensation. On December 1, 1998, directors who were not also employees of the Company received non-qualified options to purchase 20,000 shares of Common Stock. Such options are fully vested. The exercise price of such options is $5.50 per share, the average of the closing bid price of the Common Stock during the twenty trading days prior to the date of grant of the options, and the options bear a term of ten years from the date of the grant. In addition, on December 7, 2000, each non-employee member of the Board of Directors was awarded an option to purchase 20,000 shares of Common Stock under the Corporation's 2000 Stock Incentive Plan. The exercise price of such options is $2.35 per share, the average of the closing stock price on the 20 trading days preceding the date of grant of the options. These options have a term of ten years and vest quarterly over a two-year period to begin on December 1, 2000; provided, that such vesting shall cease in the event the Director ceases to be a Director, in which case the shares vested prior thereto remain vested and exercisable for the remaining ten-year term. Further, on December 7, 2000, Mr. Hughes was granted options to purchase 25,000 shares of Common Stock at an exercise price of $2.35 per share in connection with his assuming the position of Chairman of the Company. These options vested on a quarterly basis over one year commencing December 1, 2000. Also, on September 19, 2001, each non-employee member of the Board of Directors was awarded an option to purchase 25,000 shares of Common Stock under the Company's 2000 Stock Incentive Plan. The exercise price of such options is $1.47 per share, the average of the closing stock price on the 20 trading days preceding the date of grant of the options. The options have a term of ten years and are fully vested.

   Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Mr. Carver was not compensated for his services as a director in 2001.

Employment Contracts

   The Company has an employment agreement with Mr. Carver, as CEO and President of the Company, dated as of June 29, 1999 (the "Employment Agreement"). The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the Employment Agreement. A copy of the Employment Agreement has previously been filed with the Securities and Exchange Commission.

   The Employment Agreement expires on June 29, 2002. The Employment Agreement provides that Mr. Carver is entitled to an annual base salary of $180,000, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and the executive meeting certain performance targets established by the Compensation Committee.

   Under the terms of the Employment Agreement, if the Company terminates the executive's employment other than for Cause (as defined in the Employment Agreements), or the executive terminates his employment because of a material breach by the Company of his Employment Agreement, then the Company shall continue to pay such executive his annual base salary in effect at the time of termination for the duration of the term of the Employment Agreement, to be paid at the time otherwise due, and any bonus not yet paid to the executive earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated.

   In the event of termination of the employment of the executive by reason of death or permanent disability (as defined in the Employment Agreement) of the executive, the Company shall pay to the executive or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to the executive through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

   If the Company terminates the employment of the executive for Cause, or the executive terminates his employment with the Company other than because of a material breach by the Company of his Employment Agreement, the Company shall pay the executive his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to the executive under his Employment Agreement.

   Under the terms of the Employment Agreement, the executive is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the end of the scheduled term of such employment. However, in the event of termination of the executive's employment by the Company other than for Cause, or by the executive because of the material breach by the Company of his

Employment Agreement, the executive is prohibited from competing with the Company after any such termination only for so long as the executive is entitled to receive his annual base salary from the Company.

   Mr. Carver is also subject to nondisclosure and confidentiality provisions under the Employment Agreement, which provisions survive any termination of the Employment Agreement.

   Mr. Burns, who became an officer of the Company in January 2000, receives an annual salary of $200,000 pursuant to an employment letter and has been granted options whose vesting accelerates in the event of a change of control as defined in the 2000 Stock Incentive Plan.

   The Company has an employment agreement with Dr. Szustkiewicz, as Senior Vice President of Operations and Development of the Company, dated as of March 18, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement.

   The employment agreement provides that Dr. Szustkiewicz is entitled to an annual base salary of $195,000 and an option to purchase 100,000 shares of the Company's Common Stock with an exercise price equal to the higher of (i) the closing price of the Common Stock on Dr. Szustkiewicz's starting date or (ii) the average of the closing price on the twenty trading days preceding Dr. Szustkiewicz's date of hire. The options vest in equal quarterly installments over a three-year period; provided that the options will be fully vested upon a change of control of the Company. Dr. Szustkiewicz will be eligible to receive additional grants of stock options in the discretion of the Compensation Committee, based upon the Company and the executive meeting certain performance targets established by the Compensation Committee.

   Under the terms of the employment agreement, the Company may terminate Dr. Szustkiewicz at any time, provided that if the Company terminates Dr. Szustkiewicz's employment other than for Cause (as defined in the employment agreement), then the Company shall pay Dr. Szustkiewicz a lump sum amount equal to (i) three months salary if his termination occurs during his first eighteen months of employment, (ii) four months salary if his termination occurs after eighteen months of employment and (iii) six months salary if his termination occurs after twenty-four months of employment.

Certain Relationships and Related Transactions

   On January 7, 1994, as amended on April 14, 1999, the predecessor to the Company entered into a licensing agreement with Dr. Platt, the Company's former Chief Executive Officer and Chairman of the Board of Directors and a current 5% stockholder, to pay Dr. Platt a royalty of two percent (2%) of the net sales of the Company's GCS-100 product. The Company also agreed to pay all of the costs to procure and maintain any patents granted under that agreement. The agreement includes a requirement that the royalties paid in the sixth year of this agreement and all subsequent years meet a minimum threshold of $50,000. The parties executed an amendment to the agreement to delay the first year of this minimum threshold from 1999 to 2002. If this threshold is not met (or if the Company does not pay Dr. Platt the difference between the amount of actual royalties and $50,000), Dr. Platt may terminate the agreement and retain the patent rights. The Company may terminate the agreement on sixty days' notice. The Company has not made any royalty payments under the agreement.

   The Company entered into a termination agreement with David Platt, its former chief executive officer, as of June 1, 2000. Pursuant to the terms of the termination agreement, the Company agreed to continue to pay Dr. Platt his salary of $180,000 he received as chief executive officer through June 29, 2002, subject to certain terms and conditions. The Company continues to provide health insurance for Dr. Platt through June 29, 2002. Dr. Platt's obligations, including, among other things, confidentiality, use or disclosure of company materials, assignment of inventions and non-competition contained in his employment agreement with the Company dated June 29, 1999 were maintained. In addition, Dr. Platt agreed not to sell or otherwise transfer his shares or options in the Company prior to June 29, 2002, and in consideration thereof, the Company granted certain piggyback, or incidental, registration rights. Dr. Platt agreed to reimburse the Company approximately $85,000 for certain personal expenses and loans out of the proceeds of any sales by him of the Company's stock.

   On June 15, 1999, the Company entered into a transaction whereby Mr. Salter, its former executive vice president, relinquished an option to purchase 100,000 shares of Common Stock for a price of $0.01 per share which would have vested on January 1, 2000 and, in exchange, the Company issued to him a stock option for 250,000 shares of Common Stock at an exercise price of $10.70 per share, the estimated fair market value of the Common Stock on the date of the transaction. The option was exercised immediately. The Company loaned
Mr. Salter an amount representing the entire exercise price. The principal balance of this note is $2,675,000, and accrues interest at 4.92% per annum, compounded semi-annually. Mr. Salter pledged the 250,000 shares of Common Stock as collateral. The note is non-recourse and is secured by the pledged shares. All outstanding principal, together with accrued interest in the unpaid principal balance of this note, will be due on June 15, 2004. The balance outstanding at March 31, 2002 is $2,675,000.

   The Company has agreed to compensate Mr. Hughes for services rendered beyond his role as a director in the amount of $1,200 per day, effective October 1, 2001, not to exceed $60,000 per year, and Mr. Hughes has received $8,100 in connection therewith for the period October 1, 2001 to December 31, 2001.

          PROPOSAL 2--APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK

   The Board of Directors has unanimously approved and recommended that the shareholders of the Company approve an amendment to its Articles of Incorporation, as amended (the "Articles"), to provide for the increase in the Company's authorized Common Stock from 100,000,000 to 200,000,000 shares. The text of the proposed amendment to the Articles to be added as a new paragraph is set forth in full in Appendix A to this Proxy Statement.

   The Board of Directors has determined that it would be in the best interests of the Company to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares. Each additional share of Common Stock will have the same rights and privileges as each share of currently authorized Common Stock. Currently there are approximately 37.1 million shares of Common Stock outstanding and approximately an additional 20.1 million shares of Common Stock reserved for issuance upon the exercise of currently outstanding stock options and warrants, and upon the conversion of currently outstanding shares of the Company's Preferred Stock and with respect to accrued in-kind dividends on outstanding shares of Preferred Stock. Additional shares of Common Stock will need to be reserved for issuances of Preferred Stock as contemplated under currently existing agreements with Elan International Services, Ltd., issuances of additional stock options under the Company's current stock option plans and the accrual of additional in-kind dividends on the Company's outstanding shares of Preferred Stock.

   The Board of Directors believes it is in the best interests of the Company to increase the number of authorized shares in order to give the Company greater flexibility in considering and planning for future business needs. The shares will be available for issuance by the Board of Directors in their discretion generally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by Nasdaq listing requirements), for proper corporate purposes, including but not limited to, stock dividends, stock splits, acquisitions, financings and compensation plans. The issuance of additional shares of Common Stock could have the effect of diluting net tangible book value and other measurements of value, voting power and shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company and therefore lessening the Company's stated value.

   Other than in connection with the Company's existing employee stock option plans, outstanding warrants and issuances of additional shares of Preferred Stock under existing agreements with Elan International Services, Ltd., the Company has no present intent to issue any shares of its capital stock. The Company anticipates issuing additional shares of Common Stock in connection with future financings by the Company. The Company presently does not have any agreement or other arrangement for any financing involving the issuance of shares of

Common Stock, other than pursuant to an agreement with Elan International Services, Ltd. to purchase from the Company up to $9.612 million of Series B Convertible Preferred Stock, which bears a 7% dividend, payable in kind, and is convertible into shares of Common Stock, subject to certain conditions. As of December 31, 2001, Elan International Services, Ltd. has purchased $1.47 million of the Company's shares of Series B Convertible Preferred Stock pursuant to such agreement, constituting 862.76047 shares. Shares of Common Stock do not grant its holders preemptive rights to subscribe for, purchase or reserve any shares of the authorized capital stock of the Company, although the Company has contractually agreed to provide Elan International Services, Ltd. preemptive rights in connection with certain of the Company's stock issuance as a part of its joint venture agreements with Elan International Service, Ltd.

REQUIRED VOTE

   Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE INCREASE IN AUTHORIZED COMMON STOCK.

              PROPOSAL 3--RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors has appointed the firm of Deloitte & Touche LLP independent certified public accountants ("Deloitte"), as the auditors of the Company for the 2002 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

   If the appointment of Deloitte for the 2002 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Change in Registrant's Certifying Accountant

   On April 12, 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP ("Andersen"). The decision to dismiss Andersen and engage Deloitte to serve as the Company's independent public accountants to audit its financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 was made by the Audit Committee and ratified by the Board of Directors.

   Andersen's reports on the Company's financial statements for each of the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Andersen's report for the year ended December 31, 2000 expressed an unqualified opinion and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern.

   During the Company's fiscal years ended December 31, 1999 and 2000, respectively, and the subsequent interim period through April 12, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

   During the Company's fiscal years ended December 31, 2000 and 2001, respectively, and the subsequent interim period through April 12, 2002, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission's Regulation S-K occurred.

   During the Company's fiscal years ended December 31, 2000 and 2001, respectively, and the subsequent interim period through April 19, 2002, the date on which Deloitte was engaged, the Company did not consult with Deloitte regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission's Regulation S-K.

REQUIRED VOTE

   Ratification of the selection of Deloitte as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2002 FISCAL YEAR.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total return to shareholders of Common Stock of the Company from December 31, 1996 through December 31, 2001 to cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index for the same period of time. The graph assumes $100 is invested in the Company's stock and in each of the two indexes at the closing market quotations on December 31, 1996 and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

                                    [CHART]

          GLYCOGENESYS, INC.  NASDAQ STOCK MARKET (U.S.)    NASDAQ BIOTECHNOLOGY
12/96          100                        100                       100
12/97          131.82                     122.48                     99.93
12/98          190.91                     172.68                    144.18
12/99          422.73                     320.89                    290.72
12/00           43.2                      193.01                    357.52
12/01          71.64                      153.15                    299.62
   This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

                             STOCKHOLDER PROPOSALS

   If any stockholder of the Company intends to present a proposal for consideration at the next annual meeting of stockholders anticipated to be held in June 2003 and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the main office of the Company no later than January 21, 2003. Any such proposal shall be sent to the attention of the Secretary of the Company at Park Square Building, 31 St. James Avenue, 8/th/ Floor, Boston, MA 02116. If a shareholder proposal is introduced at the 2003 annual meeting of stockholders without any discussion of the proposal in the Company's proxy statement and the stockholder does not notify the Company on or before April 7, 2003 of the intent to raise such shareholder proposal at the Annual Meeting, the proxies received by the Company for the 2003 annual meeting of stockholders will be voted by management in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                             FINANCIAL STATEMENTS

   The Company's annual report for the fiscal year ended December 31, 2001, a copy of which is enclosed, contains unaudited financial statements for the year ended December 31, 2001 in lieu of audited financial statements for such period because the Company elected not to have Andersen issue a manually signed audit report in respect of the Company's financial statements for the year ended December 31, 2001 in reliance on Securities and Exchange Commission Release No. 34-45589. No auditor has opined that the unaudited financial statements present fairly the financial results of the Company in accordance with generally accepted accounting principles. The Company intends to file audited financial statements for the year ended December 31, 2001 audited by Deloitte by filing an amendment to the Company's Annual Report on Form 10-K by May 31, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, other than the inadvertent late filing of a Form 4 by Theodore Host.

                                 OTHER MATTERS

   The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                            SOLICITATION OF PROXIES

   The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. The Company has also engaged the firm of Regan & Associates, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $6,000, plus reimbursement of out-of-pocket expenses. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

   Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

   Insofar as any of the information in the proxy statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                               By Order of the Board of
                                               Dicertors,

                                                   -----------------------------
                                                   Bradley J. Carver
                                                   Chief Executive Officer and
                                                    President



May 6, 2002

                                                                     Appendix A

   Set forth below in full is the text of the proposed Certificate of Amendment to the Articles of Incorporation of the Company as described in this Proxy Statement. Section 4 of the Company's present Articles of Incorporation, as amended, shall be deleted in its entirety and the new Section 4 contained in the proposed Certificate of Amendment shall be inserted in lieu thereof.

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                                      OF

                              GLYCOGENESYS, INC.

                               -----------------

           Pursuant to Section 78.390 of the Nevada Revised Statutes

                               -----------------

   The undersigned, being the Senior Vice President and Secretary of GlycoGenesys, Inc., a corporation organized and existing under the laws of the State of Nevada, (the "Corporation") does hereby certify:

      1. The name of the Corporation is GlycoGenesys, Inc.

      2. That the Board of Directors of said corporation at a meeting duly
   convened, held on        , 2002, adopted a resolution to amend the articles
   as follows:

          That Section 4 be removed in its entirety and the following be inserted in lieu thereof:

          "The maximum number of shares of all classes which the corporation is authorized to have outstanding is two hundred five million (205,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value $.01 per share, and five million (5,000,000) shares of Preferred Stock, par value $.01 per share. The holders of preferred stock shall have such rights, preferences and privileges as may be determined, prior to issuance of such shares, by the Board of Directors."

      3. The total number of outstanding shares of Common Stock of the
   Corporation having voting power as of June    , 2002 was        . As of
   June    , 2002, there were    shares of Preferred Stock of the Corporation
   issued and outstanding.

      4. The amendment set forth above was adopted, pursuant to Section 78.390 of the Nevada Revised Statutes, by the affirmative vote of stockholders owning at least a majority of the outstanding shares entitled to vote therein given at the annual meeting of the stockholders.

                                     PROXY
                                    for the
                        ANNUAL MEETING OF STOCKHOLDERS
                              GLYCOGENESYS, INC.

                                 June 13, 2002

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Bradley J. Carver, Chief Executive Officer and President of the Company, as proxy with power of substitution to vote the shares of stock of GLYCOGENESYS, INC. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 13, 2002 at 10:00 a.m., and at any adjournment thereof, as follows:

1. To elect two Class I directors to the Board of    [_] For all nominees (Theodore J. Host and John W. Burns)
  Directors each to serve for a three-year term or   [_] For all nominees, except as noted below:
  until his successor is elected and qualified.
                                                         ------------------
                                                     [_] Withheld from all nominees

2. To approve an amendment to the Company's          [_] For
  Articles of Incorporation to increase the          [_] Against              [_]            Abstain
  number of the Company's authorized shares of
  common stock, par value $.01 per share, from
  100,000,000 to 200,000,000.

3. Ratification of Deloitte & Touche LLP as          [_] For
  independent auditors for 2002                      [_] Against            [_]              Abstain

The Board of Directors recommends a vote FOR questions 1, 2 and 3 listed above.

In his discretion, the proxy is authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy may do by virtue hereof.

When this proxy is properly executed, the shares to which the proxy relates will be voted as specified, and if no other specification is made, will be voted for election of the nominee for Directors, for the amendment to the Company's Articles of Incorporation to increase the number of authorized common stock and for ratification of Deloitte & Touche LLP as independent auditors. It is understood that this proxy confers discretionary authority in respect of matters not known or determined at the time of mailing of the notice of annual meeting of stockholders to the undersigned. The proxy intends to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders furnished herewith.


Dated and signed: __________ 2002
                                  ----------------------------------------

                                  -------------------------------------------------------
                                  [Note: These signature(s) should agree exactly with the
                                  name(s) printed at the beginning of this proxy.
                                  Executors, administrators, trustees, guardians and
                                  attorneys should so indicate when signing.]

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.